                                                                    Exhibit 10.9

                   Marketer/Agent Bonus Compensation Agreement
                     Continental General Insurance Products

This agreement is entered is entered into this 10th day of May, 2005 by and between Health Benefits Direct, LLC and Insurance Specialists Group.

For all Continental General Insurance Company insurance policies sold and issued by any registered agent employed by Health Benefits Direct, Insurance
Specialists Group shall pay to Health Benefits Direct additional bonus compensation equal to 3% of commissionable premium on an 'as earned' basis.
This is for the policy months 1 thru 12.

Insurance Specialists Group

By:
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Title:
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Date: 5/10/2005
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Health Benefits Direct

By:  Scott Frohman
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Title:  CEO
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Date: 5/10/2005
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